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                                                                       EXHIBIT 2



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                       [LETTERHEAD OF DELOITTE & TOUCHE]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the inclusion in Pan American Silver Corp.'s Annual Report on Form 40-F for the year ended December 31, 2002, of our Auditors' Report dated February 20, 2003, except for Note 9, which is as at March 7, 2003, and to the references to us in such Form 40-F.


/s/ Deloitte & Touche LLP
-------------------------
Chartered Accountants
Vancouver, British Columbia
March 7, 2003

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